Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Chaparral Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	73-1590941
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

701 Cedar Lake Boulevard Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip code)

(405) 478-8770

(Registrant’s telephone number, including area code)

7.625% Senior Notes due 2022

(Title of the indenture securities)

ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Chaparral Real Estate, L.L.C.(1)	Oklahoma	1311	73-1591655
Chaparral Resources, L.L.C.(1)	Oklahoma	1311	73-1591710
Chaparral CO2, L.L.C.(1)	Oklahoma	1311	73-1591656
Chaparral Energy, L.L.C.(1)	Oklahoma	1311	73-1320941
CEI Acquisition, L.L.C.(1)	Delaware	1311	20-3551817
CEI Pipeline, L.L.C.(1)	Texas	1311	20-5396877
Green Country Supply, Inc.(1)	Oklahoma	1311	73-1591655
Chaparral Exploration, L.L.C.(1)	Delaware	1311	73-1591710
Roadrunner Drilling, L.L.C.(1)	Oklahoma	1311	73-1320941

(1)	The address for such Subsidiary Guarantor is 701 Cedar Lake Boulevard, Oklahoma City, Oklahoma 73114.

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 14th day of September, 2012.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

EXHIBIT 6

September 14, 2012

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2012, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$16,883
Interest-bearing balances		45,669
Securities:
Held-to-maturity securities		0
Available-for-sale securities		204,424
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		1,128
Securities purchased under agreements to resell		22,797
Loans and lease financing receivables:
Loans and leases held for sale		32,246
Loans and leases, net of unearned income	720,609
LESS: Allowance for loan and lease losses	15,480
Loans and leases, net of unearned income and allowance		705,129
Trading Assets		42,549
Premises and fixed assets (including capitalized leases)		7,760
Other real estate owned		4,168
Investments in unconsolidated subsidiaries and associated companies		563
Direct and indirect investments in real estate ventures		104
Intangible assets
Goodwill		21,543
Other intangible assets		21,240
Other assets		53,987

Total assets		$1,180,190

LIABILITIES
Deposits:
In domestic offices		$847,727
Noninterest-bearing	222,889
Interest-bearing	624,838
In foreign offices, Edge and Agreement subsidiaries, and IBFs		73,344
Noninterest-bearing	2,752
Interest-bearing	70,592
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,913
Securities sold under agreements to repurchase		10,833
Trading liabilities		23,373
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		41,997
Subordinated notes and debentures		16,602
Other liabilities		32,647

Total liabilities		$1,053,436

Dollar Amounts In Millions

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,502
Retained earnings	19,574
Accumulated other comprehensive income	6,044
Other equity capital components	0

Total bank equity capital	125,639
Noncontrolling (minority) interests in consolidated subsidiaries	1,115

Total equity capital	126,754

Total liabilities, and equity capital	$1,180,190

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                                                                       Directors

David Hoyt

Michael Loughlin